SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2012

OTTER TAIL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2012, the Board of Directors of Otter Tail Corporation (the “Company”) appointed Edward J. (“Jim”) McIntyre to serve as permanent Chief Executive Officer and President of the Company effective immediately. Mr. McIntyre is currently a director of the Company and had been serving as the Company’s interim Chief Executive Officer since September 8, 2011. Mr. McIntyre is the retired Vice President and former Chief Financial Officer of energy company Xcel Energy, Inc. and has been a member of the Board of Directors since 2006. A copy of the related press release is filed as Exhibit 99.1 hereto.

As permanent Chief Executive Officer and President, Mr. McIntyre will receive annual base pay of $600,000, and will have a target annual incentive opportunity for fiscal 2012 of $480,000 and a target long-term incentive opportunity for the fiscal 2012-2014 performance period of $930,000. The specific terms of Mr. McIntyre’s annual and long-term incentives will be set at the same time and will be in the same form as those granted to the Company’s other executive officers. Mr. McIntyre will no longer receive the director fees paid to the Company’s non-employee directors.

The Company will also enter into a Change in Control Severance Agreement with Mr. McIntyre having the same terms and conditions as the Company’s other executive officers, as filed as Exhibit 10-Q-1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and as described in the Company’s proxy statement for its 2011 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 2, 2011.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued January 3, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION

Date: January 6, 2012

	By	/s/ George Koeck
George Koeck
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Press Release, dated January 3, 2012